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                                     ECOLAB
                          EXECUTIVE DEATH BENEFITS PLAN
                (As Amended and Restated Effective March 1, 1994)

     Pursuant to Section 8.1 of the Ecolab Executive Death Benefits Plan (1991 Restatement) (the "Plan"), and the resolutions of the Board of Directors of Ecolab Inc. (the "Company") dated February 26, 1994, the Company hereby amends and restates the Plan in its entirety to read as follows, effective March 1, 1994.


                                    ARTICLE I
                                     PREFACE

SECTION 1.1. EFFECTIVE DATE. The effective date of this amendment and restatement of the Plan is March 1, 1994. The benefit, if any, payable with respect to a former Executive who Retired or died prior to the Effective Date (and who is not rehired by a member of the Controlled Group thereafter) shall be determined by, and paid in accordance with, the terms and provisions of the Plan as in effect prior to the Effective Date.

SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide further means whereby the Company may afford financial security for certain management and highly compensated employees who perform management and professional functions for the Company and certain related entities, by providing their beneficiaries with a level of protection from the financial losses that may be suffered on account of the death of such an employee.

SECTION 1.3. ADMINISTRATIVE DOCUMENT. This Plan includes the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the "Administrative Document"), which is incorporated herein by reference.


                                   ARTICLE II
                                   DEFINITIONS

     Words and phrases used in this Plan with initial capital letters which are defined in the Administrative Document are used herein as so defined, unless specifically defined herein or the context clearly indicates otherwise. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

SECTION 2.1. "DEATH BENEFICIARY." An Executive's Death Beneficiary shall be the person or persons (natural or otherwise) designated by the Executive as his primary or contingent Death

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Beneficiary under this Plan.  Such a designation may be made, revoked or changed at any time (without the consent of any previously designated Death Beneficiary) only by a written instrument in a form prescribed by the Administrator, signed by the Executive and delivered to the Administrator during the Executive's lifetime.

SECTION 2.2. "DISABILITY" or "DISABLED." An Executive shall be deemed to have a "Disability" or be "Disabled" if the Executive's active employment with an Employer ceases due to a disability that entitles the Executive to benefits under any long-term disability plan sponsored by the Company. An Executive's Disability shall continue until the earliest to occur of (1) the date on which the Executive's employment with the Controlled Group as an Executive terminates,
(2) the date the Executive recovers from the Disability, or (3) the date of termination of payments under the Company's long-term disability plan for any reason.

SECTION 2.3. "EXECUTIVE" shall mean an Employee who is selected by the Administrator to participate in this Plan and who is in a pay grade of 24 or above.

SECTION 2.4.   "EXECUTIVE DEATH BENEFITS" shall mean the benefits described in
Article III.

SECTION 2.5. "FINAL AVERAGE COMPENSATION" shall mean the average of an Executive's Annual Compensation for the five (5) consecutive Plan Years of employment with the Employers preceding the Executive's Retirement (including the Plan Year of Retirement) which yields the highest average compensation. If the Executive has been employed by the Employers for a period of less than five
(5) Plan Years preceding his Retirement, Final Average Compensation shall be calculated using the Executive's total period of employment with the Employers.

SECTION 2.6. "PLAN" shall mean the Ecolab Executive Death Benefits Plan, as described herein and as it may be amended from time to time.

SECTION 2.7. "RETIREMENT" or "RETIRED." The Retirement of an Executive shall occur upon his termination of employment with the Controlled Group for any reason other than death or Disability on or after (1) his attainment of age 55 and the completion of at least 10 Years of Eligibility Service, or (2) his attainment of age 65. For purposes of determining Retirement under this Plan, the employment of a Disabled Executive shall be deemed to have terminated "for reasons other than Disability" at such time as he ceases to meet the definition of Disability, provided he does not resume active employment with the Controlled Group.

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SECTION 2.8.   "YEAR OF ELIGIBILITY SERVICE."

     (1) An Executive shall be credited with one Year of Eligibility Service for each year of "Continuous Service" (or such other defined term which is used to determine vesting service) as defined by and credited to the Executive under the Pension Plan.

     (2) A Disabled Executive shall continue to accrue Years of Eligibility Service during the period of his Disability for purposes of determining his eligibility for Retirement hereunder.


                                   ARTICLE III
                            EXECUTIVE DEATH BENEFITS

SECTION 3.1. COVERAGE. An Employee shall become covered under the Plan as of the first date on or after the Effective Date on which he is an Executive.

SECTION 3.2.   EXECUTIVE DEATH BENEFIT FOR ACTIVELY EMPLOYED EXECUTIVES.

     (1) ELIGIBILITY. An Executive's entitlement to the Executive Death Benefit coverage described in this Section 3.2 shall cease on the earliest to occur of (a) thirty-one (31) days after the date the Executive's employment as an Executive ceases for any reason other than death or Disability, (b) the date the Executive Retires, or (c) with respect to a Disabled Executive, the date the Executive is no longer Disabled, provided he does not resume active employment as an Executive.

     (2)  AMOUNT OF EXECUTIVE DEATH BENEFIT.

          (a) The Death Beneficiary of a deceased Executive who is covered by the provisions of this Section 3.2 shall be entitled to receive a lump sum Executive Death Benefit in an amount equal to the lesser of (i) three million dollars ($3,000,000) or (ii) three hundred percent (300%) of the Executive's Annual Compensation (A) for the last full Plan Year that ended prior to the Executive's death in which the Executive actively performed services as an Employee, or (B) if the Executive did not actively perform services as an Employee in any full prior Plan Year, for the last Plan Year in which the Executive actively performed services as an Employee, in which case his Annual Compensation shall be annualized based on the number of days employed by the Controlled Group out of a Plan Year of 365 days.

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          (b)  The Executive Death Benefit described in paragraph (a) shall be reduced (but not below zero) by any amount payable under any life insurance or other death benefit covering the Executive which is provided by, or payable by or on behalf of a member of the Controlled Group.

          (c) If the Executive Death Benefit described in paragraph (a), after any reduction described in (b), is subject to United States federal income tax when paid to the Executive's Death Beneficiary, the amount of such Executive Death Benefit shall be "grossed-up" for federal income taxes, using a thirty-four percent (34%) tax rate, so that the total Executive Death Benefit under this Section 3.2 shall be equal to the amount calculated under paragraph (a), after any reduction described in (b), divided by sixty-six percent (66%).

SECTION 3.3.   EXECUTIVE DEATH BENEFIT FOR RETIRED EXECUTIVES.

     (1) ELIGIBILITY. The Death Beneficiary of an Executive who dies while he is Retired shall be entitled to receive the Executive Death Benefit described in this Section 3.3.

     (2)  AMOUNT OF EXECUTIVE DEATH BENEFIT.

          (a) The Death Beneficiary of a deceased Executive who is covered by the provisions of this Section 3.3 shall be entitled to receive a lump sum Executive Death Benefit in an amount equal to the lesser of (i) seven hundred and fifty thousand dollars ($750,000) or (ii) two hundred percent (200%) of the Executive's Final Average Compensation.

          (b) The Executive Death Benefit described in paragraph (a) of this Subsection shall be reduced (but not below zero) by any amount payable under any life insurance or other death benefit covering the Executive which is provided by, or payable by or on behalf of a member of the Controlled Group.

SECTION 3.4. DISABLED EXECUTIVES. An Executive who is Disabled shall be entitled to the Executive Death Benefit described in Section 3.2, until coverage terminates in accordance with the provisions of Section 3.2(1). In the event an Executive dies while he is Disabled, no Executive Death Benefit shall be payable under the provisions of Section 3.3.

SECTION 3.5. PROTECTIVE PROVISIONS. Notwithstanding the preceding Sections of the Article, if an Executive commits suicide during the two-year period beginning on the date of his commencement of participation in the Plan or makes any material misstatement of information or nondisclosure of medical history,

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then, in the Administrator's sole and absolute discretion, no Executive Death
Benefits shall be payable hereunder or such Executive Death Benefits may be paid in a reduced amount (as determined by the Administrator).


                                   ARTICLE IV
                       PAYMENT OF EXECUTIVE DEATH BENEFITS

SECTION 4.1. COMMENCEMENT OF EXECUTIVE DEATH BENEFITS. Executive Death Benefits hereunder shall be paid to the Executive's Death Beneficiary after the amount of the Executive Death Benefit and the identity of the Death Beneficiary have been identified and, in any event, within ninety (90) days after the date of the Executive's death. Notwithstanding the foregoing, if payment during such 90-day period is prevented due to reasons outside of the Administrator's control, payment of the Executive Death Benefits shall be made as soon as practicable following the date of the Executive's death.


                                    ARTICLE V
                            AMENDMENT AND TERMINATION

SECTION 5.1. EFFECT OF AMENDMENT AND TERMINATION. No amendment or termination shall operate to deprive any Executive or, in the event of the Executive's death, any Death Beneficiary of any Executive Death Benefit otherwise payable with respect to an Executive who has Retired or died prior to the date such amendment or termination is adopted.


     IN WITNESS WHEREOF, Ecolab Inc. has executed this Executive Death Benefits Plan and has caused its corporate seal to be affixed this 29th day of August, 1994.

                                   ECOLAB INC.




                                   By:  /s/ Michael E. Shannon
                                       ------------------------
                                       Michael E. Shannon
                                       Vice Chairman, Chief
                                       Financial and
                                       Administrative Officer
(Seal)


 /s/ Kenneth A. Iverson
-------------------------------
Kenneth A. Iverson
Secretary